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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2011

BANCORP RHODE ISLAND, INC.
(Exact name of registrant as specified in its charter)

Rhode Island
(State or other jurisdiction of incorporation)

333-33182 (Commission File Number)	05-0509802 (IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903
(Address of principal executive offices)

(401) 456-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒
Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01    Entry into a Material Definitive Agreement.

        On April 19, 2011, Bancorp Rhode Island, Inc. ("Bancorp Rhode Island") and Brookline Bancorp, Inc. ("Brookline Bancorp") entered into a definitive agreement and plan of merger (the "Merger Agreement") pursuant to which Bancorp Rhode Island will merge with and into Brookline Bancorp (the "Merger"), whereupon the separate corporate existence of Bancorp Rhode Island will cease and its subsidiary, Bank Rhode Island ("BankRI") will become a wholly owned subsidiary of Brookline Bancorp.

        The Merger Agreement has been unanimously approved by the board of directors of each of Bancorp Rhode Island and Brookline Bancorp. Subject to the approval of the Merger by Bancorp Rhode Island's shareholders, regulatory approvals and other customary closing conditions, the parties anticipate completing the Merger in the fourth quarter of 2011.

        Under the terms of the Merger Agreement, shareholders of Bancorp Rhode Island will receive, for each Bancorp Rhode Island share and at the holder's election, either $48.25 in cash, or 4.686 shares of Brookline Bancorp common stock or a combination thereof, provided that, subject to certain adjustments, 2,347,000 shares of Bancorp Rhode Island common stock (representing approximately 50% of Bancorp Rhode Island shares outstanding on the date of the Merger Agreement) will be converted into Brookline Bancorp common stock and the remaining Bancorp Rhode Island shares will be converted into cash. The total cash consideration will be approximately $121 million and total stock consideration will consist of approximately 11.0 million shares of Brookline Bancorp common stock. Elections will be subject to allocation procedures that are intended to ensure that approximately 50% of the outstanding shares of Bancorp Rhode Island common stock will be converted into Brookline Bancorp common stock. The receipt of Brookline Bancorp common stock by shareholders of Bancorp Rhode Island is expected to be tax-free.

        Bancorp Rhode Island stock options, restricted stock and performance share awards will become fully vested upon completion of the Merger. Stock options will be cancelled and the holder will receive, for each share subject to an option, cash equal to the difference between the exercise price for the option and $48.25, net of all applicable withholding taxes. Each performance share award will be cancelled and the holder will receive $48.25 in cash for each performance share earned in accordance with the terms governing such award based on performance calculated through the last day of the calendar quarter ending immediately prior to consummation of the Merger, net of all applicable withholding taxes; provided that, for purposes of determining whether such performance shares have been earned, that Bancorp Rhode Island's earnings per share will be calculated without deduction for the expense attributable to the acceleration of vesting of restricted stock awards and any transaction related expenses.

        The Merger Agreement includes customary representations, warranties and covenants of Bancorp Rhode Island and Brookline Bancorp. Bancorp Rhode Island has agreed to operate its business in the ordinary course consistent with past practice until the closing of the Merger and not to engage in certain kinds of transactions during such period (without the prior written consent of Brookline Bancorp). Bancorp Rhode Island also has agreed to cease all existing, and agreed not to solicit or initiate any additional, discussions with third parties regarding other proposals to acquire Bancorp Rhode Island, and to certain restrictions on its ability to respond to such proposals, subject to fulfillment of certain fiduciary requirements of its Board of Directors.

        The Merger Agreement also includes certain termination provisions for both Brookline Bancorp and Bancorp Rhode Island and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Bancorp Rhode Island may be required to pay Brookline Bancorp a termination fee of $8,900,000.

        As noted above, consummation of the Merger is subject to various conditions, including (i) receipt of the requisite approval of the shareholders of Bancorp Rhode Island, (ii) receipt of regulatory approvals, (iii) the absence of any law or order prohibiting the closing, and (iv) effectiveness of the registration statement to be filed by Brookline Bancorp with respect to the stock to be issued in the Merger. In addition, each party's obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects.In connection with the execution of the Merger Agreement, the directors and executive officers of Bancorp Rhode Island entered into voting agreements with Brookline Bancorp pursuant to which such individuals have agreed, among other things, to vote their respective shares of Bancorp Rhode Island common stock in favor of the approval of the Merger Agreement and the transactions contemplated thereby. Shares held by these directors and executive officers represent, in the aggregate, approximately 21% of the shares of Bancorp Rhode Island common stock outstanding on the date of the Merger Agreement.

        The Merger Agreement provides for Merrill W. Sherman, Chief Executive Officer of Bancorp Rhode Island, and another current Bancorp Rhode Island director to be elected to the Brookline Bancorp Board of Directors upon completion of the Merger and for Paul A. Perrault, Chief Executive Officer of Brookline Bancorp, to replace Ms. Sherman on the BankRI Board of Directors. Also at the closing of the Merger, Ms. Sherman will retire from Bancorp Rhode Island and BankRI and Mark Meiklejohn, currently BankRI's Executive Vice President and Chief Lending Officer, will become President and Chief Executive Officer of BankRI. In connection with the transaction, Brookline Bancorp, Bancorp Rhode Island, Bank RI and Ms. Sherman entered into a Release, Consulting and Noncompetition Agreement (the "Consulting and Noncompetition Agreement"), which will be effective upon the closing of the Merger. Under the Consulting and Noncompetition Agreement, Ms. Sherman will provide consulting services to Brookline Bancorp for a period of one year following the closing, and also has agreed to be subject to certain non-competition and non-solicitation covenants for a period of two years following the closing. In addition, in connection with entering into the Consulting and Noncompetition Agreement, Ms. Sherman agreed to waive certain payments and benefits she would have otherwise been entitled to under her current Employment Agreement. The aggregate consideration payable by Brookline Bancorp to Ms. Sherman under the Consulting and Noncompetition Agreement is approximately $750,000.

        The foregoing description of the Merger Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and is hereby incorporated into this report by reference. The Merger Agreement contains customary representations and warranties of Brookline Bancorp and Bancorp Rhode Island made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Brookline Bancorp and Bancorp Rhode Island and are not intended to provide factual, business, or financial information about Brookline Bancorp or Bancorp Rhode Island. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between Brookline Bancorp and Bancorp Rhode Island rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement.

Additional Information and Where to Find It

        In connection with the Merger, Brookline Bancorp intends to file with the Securities and Exchange Commission a registration statement on Form S-4, which will include a proxy statement of Bancorp

Rhode Island, and other relevant materials in connection with the proposed transaction. Investors and security holders of Bancorp Rhode Island are urged to read the proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Brookline Bancorp, Bancorp Rhode Island and the proposed transaction. The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed by Brookline Bancorp or Bancorp Rhode Island with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors may obtain free copies of the documents filed by Brookline Bancorp with the SEC by directing a written request to Paul R. Bechet, Chief Financial Officer, Brookline Bancorp, 160 Washington Street, Brookline, MA 02445. Investors may obtain free copies of the documents filed by Bancorp Rhode Island with the SEC by directing a written request to Linda H. Simmons, Chief Financial Officer, Bancorp Rhode Island, One Turks Head Place, Providence, RI 02903.

Participant Information

        Brookline Bancorp, Bancorp Rhode Island and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Bancorp Rhode Island in connection with the Merger. Information about the executive officers and directors of Brookline Bancorp is set forth in the proxy statement for Brookline Bancorp's 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 17, 2011. Information about the executive officers and directors of Bancorp Rhode Island is set forth in the proxy statement for Bancorp Rhode Island's 2011 Annual Meeting of Shareholders, which was filed with the SEC on April 15, 2011, and Bancorp Rhode Island's Annual Report on Form 10-K for the year ended December 31, 2010. Investors may obtain additional information regarding the direct and indirect interests of Brookline Bancorp, Bancorp Rhode Island and their respective executive officers and directors in the Merger by reading the proxy statement/prospectus regarding the Merger when it becomes available.

        This document contains statements about future events that constitute forward-looking statements, including statements regarding the parties' ability to complete the Merger, the expected timing of completion and the expected benefits of the transaction. Projections about future events are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause such differences include, but are not limited to, (1) failure of the parties to satisfy the conditions to closing for the Merger, (2) failure of the Bancorp Rhode Island shareholders to approve the proposed Merger, (3) failure to obtain governmental approvals or the imposition of adverse regulatory conditions in connection with such approvals, (4) disruption to the parties' businesses as a result of the announcement and pendency of the transaction, (5) difficulties in achieving cost savings as a result of the merger or in achieving such cost savings within the projected timeframe, (6) difficulties related to the integration of the businesses following the merger, (7) general economic conditions, (8) changes in the level of non-performing assets and charge-offs, (9) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements, (10) changes in the financial performance and/or condition of borrowers, (11) changes in customer borrowing and savings habits, (12) changes in interest rates, and (13) competition. For additional factors that may affect future results, please see the filings made by Brookline Bancorp with the SEC, including Brookline Bancorp's Annual Report on Form 10-K for the year ended December 31, 2010. Brookline Bancorp does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date of this report.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        The information contained in Item 1.01 of this report regarding the Consulting and Noncompetition Agreement entered into among Brookline Bancorp, Bancorp Rhode Island, Bank RI and Ms. Sherman is hereby incorporated into this Item 5.02 by reference.

        On April 19, 2011, BankRI entered into a Change in Control Severance Agreement with Tiffany Sy, Controller for BankRI. The agreement provides that upon a termination of Ms. Sy's employment within one year after a change in control by BankRI without "cause" or by Ms. Sy for certain events including reduction in salary or duties, relocation of more than 50 miles or failure of any successor to agree to terms of her employment substantially similar to those in place at the time of the change in control, Ms. Sy is entitled to receive as severance, an amount equal to her then current base salary.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between Brookline Bancorp, Inc. and Bancorp Rhode Island, Inc., dated as of April 19, 2011.
10.1	Release, Consulting and Noncompetition Agreement among Brookline Bancorp, Bancorp Rhode Island, Bank RI and Ms. Sherman, dated as of April 19, 2011.
10.2	Change in Control Severance Agreement between Bank Rhode Island and Tiffany Sy, dated as of April 19, 2011.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2011	BANCORP RHODE ISLAND, INC.
	By:	/s/ Linda H. Simmons Linda H. Simmons, Chief Financial Officer

Date: April 21, 2011

 EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between Brookline Bancorp, Inc. and Bancorp Rhode Island, Inc., dated as of April 19, 2011.
10.1	Release, Consulting and Noncompetition Agreement among Brookline Bancorp, Bancorp Rhode Island, Bank RI and Ms. Sherman, dated as of April 19, 2011.
10.2	Change in Control Severance Agreement between Bank Rhode Island and Tiffany Sy, dated as of April 19, 2011.

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX